Camber Energy, Inc. 8-K

Exhibit 10.1

SECURITY EXCHANGE AGREEMENT

This Security Exchange Agreement (“Agreement”) is made and entered into on July 8, 2019 (“Agreement Date”), by and between Camber Energy, Inc., a Nevada corporation, formerly known as Lucas Energy, Inc. (“Company”), and the investor whose name appears below (“Investor”).

Recitals

A.       On November 23, 2018, Company and Investor entered into a Stock Purchase Agreement (“C Agreement”) pursuant to which Investor purchased 263 shares of Series C Redeemable Convertible Preferred Stock (“C Preferred”) convertible into shares of Common Stock of Company (“Common Stock”) pursuant to a Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock filed by the Company with the Secretary of State of Nevada on August 25, 2016 (“C Certificate”).

B.       Investor has at all times fully and completely complied with all of its obligations under the Agreement and the Certificate, and all Delivery Notices and calculations provided to Company by Investor were and are fully correct and accurate in all respects.

C.       Company desires to effectuate the Plan of Merger (the “Merger Agreement” and the “Merger”) with Lineal Star Holdings, LLC, a Delaware limited liability company (the “Merger Party”), as announced on May 13, 2019.

D.       As an accommodation to Company and in order to help facilitate implementation of the Merger and continued trading on the NYSE American (the “Trading Market”), Investor is willing to exchange its C Preferred for shares of Series D Convertible Preferred Stock (“D Preferred”) convertible into Common Stock pursuant to a Certificate of Designations of Preferences, Powers, Rights and Limitations of Series D Convertible Preferred Stock filed by the Company with the Secretary of State of Nevada (“D Certificate”), in accordance with the terms hereof.

E.        The exchange of the securities provided for herein is being made pursuant to Section 3(a)(9) of the Act, and as set forth herein the shares of Common Stock of Company into which the shares of Series D Preferred Stock are convertible may be immediately resold without restriction pursuant to Rule 144(d)(3)(ii) under the Act.

Agreement

In consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company and Investor agree as follows:

I.            Definitions. The parties acknowledge the accuracy of the Recitals set forth above, which are incorporated herein by reference. In addition to the terms defined elsewhere in this Agreement, capitalized terms that are not otherwise defined have the meanings set forth in the C Agreement, C Certificate or D Certificate.

II.            Security Exchange; C Agreement Termination.

A.       Exchange. On the Approval Date, subject to the terms and conditions herein and the satisfaction of the conditions to Closing set forth below, all shares of C Preferred held by Investor as of Approval Date will be exchanged for a number of shares of D Preferred equal to four (4) times the total number of shares of Common Stock outstanding as of such date divided by 1,000, rounded up to the nearest whole share (the “Exchange Shares”). For example only, if the total number of shares of Common Stock outstanding are 3,000,000, the number of D Preferred shares due to the Investor shall equal 12,000 (3,000,000 x 4 = 12,000,000, divided by 1,000 = 12,000).

B.       Deliveries. The following documents will be fully executed and delivered at the Closing:

1.       This Agreement;

2.       Transfer Agent Instructions, in the form attached hereto as Exhibit 2;

3.       Legal Opinion, in the form attached hereto as Exhibit 3;

4.       Officer’s Certificate, in the form attached hereto as Exhibit 4;

5.       Secretary’s Certificate, in the form attached hereto as Exhibit 5; and

6.       Transfer Agent book entry for the Exchange Shares issued to Investor as required by Section II.A. hereof.

C.       Closing Conditions. The consummation of the transactions contemplated by this Agreement (“Closing”) is subject to the satisfaction of each of the following conditions:

1.        Approval has been obtained. As used herein, “Approval” means (i) the approval by the shareholders of the Corporation, as required pursuant to applicable rules and regulations of the NYSE American, of (a) the transactions contemplated by the Merger Agreement; (b) the issuance of shares of Common Stock upon the conversion of the Corporation’s Series E Redeemable Convertible Preferred Stock; (c) the transactions contemplated by this Agreement; and (d) the issuance of shares of Common Stock upon the conversion of the D Preferred; (ii) approval by the NYSE American of the supplemental listing application submitted by the Corporation with respect to the conversions for the amount of Common Stock then issuable upon conversion of the Series E Redeemable Convertible Preferred Stock (subject to any limitations imposed by the NYSE American); and (iii) such other terms and conditions as may be required to be approved by the NYSE American, including for the continued listing of the Company’s Common Stock after the transactions contemplated by the Merger Agreement, or the SEC. “Approval Date” means the first business day after the date that all of the requirements of Approval are met;

2.       Immediately following the issuance of the Exchange Shares, such shares of D Preferred will be convertible into 26.67% of the Company’s shares of Common Stock on a fully-diluted basis;

3.       All documents, instruments and other writings required to be delivered by Company to Investor pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated herein have been fully executed and delivered, including without limitation those enumerated in Section II.B above;

4.       The Common Stock is listed for and currently trading on the NYSE American, Company is in compliance with all requirements to maintain listing on the Trading Market, there is no notice of any suspension or delisting with respect to the trading of the shares of Common Stock on such Trading Market, and Company is not aware of any current facts or circumstances that, with the passage of time, would reasonably be expected to cause such disqualification;

5.       The representations and warranties of Company and Investor set forth in this Agreement are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which will be true as of such date);

5.       No material breach or default has occurred under this Agreement, the Transaction Documents (as defined in the C Agreement) or any other agreement between Company and Investor;

6.       Company has the number of duly authorized shares of Common Stock reserved for issuance as required pursuant to the terms of the D Preferred;

7.       There is not then in effect any law, rule or regulation prohibiting or restricting the transactions contemplated in any Transaction Document, or requiring any consent or approval which will not have been obtained, nor is there any completed, ongoing, pending, threatened or, to Company’s knowledge, contemplated proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement, including without limitation the sale, issuance, listing, trading or resale of any Shares on the Trading Market; no statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement, and no actions, suits or proceedings will be completed, ongoing, pending, threatened or, to Company’s knowledge, contemplated by any person other than Investor or any Affiliate of Investor, that seek to enjoin or prohibit the transactions contemplated by this Agreement; and

8.       Any rights of first refusal, preemptive rights, rights of participation, or any similar right to participate in the transactions contemplated by this Agreement, if any, shall have been waived in writing or complied with in all material respects.

D.       Closing. When all conditions set forth in Section II.C have been fully satisfied:

1.       The C Preferred will immediately and automatically be exchanged for the Exchange Shares, without the necessity of any further action on the part of Investor or Company, all shares of C Preferred then held by Investor will be cancelled by the Transfer Agent, and the Exchange Shares will be issued to Investor in exchange therefor; and

2.        The C Agreement and all other agreements entered into between the Investor and the Company prior to the Approval Date, other than this Agreement (the “Prior Agreements”), shall each be deemed terminated in all respects, the Investor shall be deemed to have released the Company from any and all obligations under such Prior Agreements including, but not limited to obligations or liabilities for past defaults or failures to comply with the terms of such Prior Agreements or the securities issued in connection therewith and the Company shall have no further liability thereunder, and the Investor shall have no further rights, in connection with such Prior Agreements.

III.       Representations and Warranties.

A.          Representations Regarding Transaction. Except as set forth under the corresponding section of the Disclosure Schedules, if any, Company hereby represents and warrants to, and as applicable covenants with, Investor as of the Closing:

1.       Organization and Qualification. Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, except as would not reasonably be expected to result in a Material Adverse Effect. Each of Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a Material Adverse Effect and there is no completed, pending or, to the knowledge of Company, contemplated or threatened proceeding in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.       Authorization; Enforcement. Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Transaction Documents by Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Company and no further consent or action is required by Company. Each of the Transaction Documents has been, or upon delivery will be, duly executed by Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

3.       No Conflicts. The execution, delivery and performance of the Transaction Documents by Company, the issuance and sale of the D Preferred and the consummation by Company of the other transactions contemplated thereby do not and will not (a) conflict with or violate any provision of Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing Company or Subsidiary debt or otherwise) or other understanding to which Company or any Subsidiary is a party or by which any property or asset of Company or any Subsidiary is bound or affected, (c) conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Company or a Subsidiary is subject (including U.S. federal and state securities laws and regulations), or by which any material property or asset of Company or a Subsidiary is bound or affected, or (d) conflict with or violate the terms of any material agreement by which Company or any Subsidiary is bound or to which any property or asset of Company or any Subsidiary is bound or affected; except in the case of each of clauses (b), (c) and (d), such as would not reasonably be expected to result in a Material Adverse Effect.

4.       Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation completed, ongoing, pending, threatened or, to the knowledge of Company, contemplated against or affecting Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which would reasonably be expected to adversely affect or challenge the legality, validity or enforceability of any of the Transaction Documents or the sale, issuance, listing, trading or resale of any Shares on the Trading Market. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Company or any Subsidiary under the Exchange Act or the Act.

5.       Filings, Consents and Approvals. Neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Company of the Transaction Documents, other than required federal and state securities filings and such filings and approvals as are required to be made or obtained under the applicable Trading Market rules in connection with the transactions contemplated hereby, each of which has been, or if not yet required to be filed will be, timely filed.

6.       Issuance of Shares. The Conversion Shares are duly authorized and, when issued in accordance with the D Certificate, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. Company has reserved and will continue to reserve from its duly authorized capital stock sufficient shares of its Common Stock for issuance pursuant to the D Certificate. “Conversion Shares” means all shares of Common Stock that are required to be issued upon conversion of the Exchange Shares.

7.       Disclosure; Non-Public Information. Company will timely file a current report on Form 8-K (“Current Report”) by 8:30 am Eastern time on the Trading Day after the Agreement Date describing the material terms and conditions of this Agreement, a copy of which will be provided to Investor prior to the filing thereof. All information that Company has provided to Investor that constitutes or might constitute material, non-public information will be included in the Current Report. Notwithstanding any other provision, except for information that will be, and only to the extent that it actually is, included in the Current Report, (a) neither Company nor any other Person acting on its behalf has provided Investor or its representatives, agents or attorneys with any information that constitutes or might constitute material, non-public information, including without limitation this Agreement and the Exhibits and Disclosure Schedules hereto, (b) no information contained in the Disclosure Schedules constitutes material non-public information and (c) there is no adverse material information regarding Company that has not been publicly disclosed prior to the Agreement Date. Company understands and confirms that Investor will rely on the foregoing representations and covenants in effecting transactions in securities of Company. All disclosure provided to Investor regarding Company, its business and the transactions contemplated hereby, including without limitation the Disclosure Schedules, furnished by or on behalf of Company with respect to the representations and warranties made herein are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

8.       No Integrated Offering. Neither Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering to be integrated with prior offerings by Company that cause a violation of the Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market.

9.       Financial Condition. The Public Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of Company or any Subsidiary, or for which Company or any Subsidiary has commitments, and any material default with respect to any Indebtedness. Company does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be payable on or in respect of its debt.

10.       Section 5 Compliance. No representation or warranty or other statement made by Company in the Transaction Documents contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading. Company is not aware of any facts or circumstances that would cause the transactions contemplated by the Transaction Documents, when consummated, to violate Section 5 of the Act or other federal or state securities laws or regulations.

11.       Investment Company. Company is not, and at Closing will not be, an “investment company” required to be registered under the Investment Company Act of 1940, as amended. Company will conduct its business in a manner so that it will not be required to register as an “investment company” under the Investment Company Act.

12.      Acknowledgments Regarding Investor. Company’s decision to enter into this Agreement has been based solely on the independent evaluation by Company and its representatives, and Company acknowledges and agrees that:

a.       Investor is not, has never been, and as a result of the transactions contemplated by the Transaction Documents will not become an officer, director, insider, or control person of Company, or to Company’s knowledge a 10% or greater shareholder or otherwise an affiliate of Company as defined under Rule 12b-2 of the Exchange Act;

b.       Investor and its representatives have not made and do not make any representations, warranties or agreements with respect to the D Preferred, this Agreement, or the transactions contemplated hereby other than those specifically set forth in Section III.C below; Company has not relied upon, and expressly disclaims reliance upon, any and all written or oral statements or representations made by any persons prior to this Agreement;

c.       The conversion of the D Preferred and resale of Conversion Shares will result in dilution, which may be substantial; and Company’s obligation to issue and deliver Conversion Shares in accordance with this Agreement and the D Certificate is absolute and unconditional regardless of the dilutive effect that such issuances may have; and

d.       Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby; neither Investor nor any of its Affiliates, agents or representatives has or is acting as a legal, financial, investment, accounting, tax or other advisor to Company, or fiduciary of Company, or in any similar capacity; neither Investor nor any of its Affiliates, agents or representatives has provided any legal, financial, investment, accounting, tax or other advice to Company; any statement made in connection with this Agreement or the transactions contemplated hereby is not advice or a recommendation, and is merely incidental to Investor’s purchase of the Shares.

13.      No Bad Actor Disqualification. Neither Company, any predecessor of Company, any affiliate of Company, any director, executive officer, other officer of Company participating in the offering, or any beneficial owner of 20% or more of Company’s outstanding voting equity securities is subject to any bad actor disqualification as provided in Rule 506(d) of Regulation D, and Company is not aware of any current facts or circumstances that, with the passage of time, would reasonably be expected to cause such disqualification.

14.      No Commission. No commission or other remuneration has been or will be paid or given directly or indirectly for soliciting the exchange provided for in this Agreement.

15.      Rule 144. The Conversion Shares issuable upon conversion of the D Preferred, issuable pursuant to the terms of this Agreement, will be unrestricted and freely tradable in the hands of Investor. The C Preferred were issued to Investor and fully paid for on December 4, 2018. To Company’s knowledge, (a) Investor is not an affiliate of the Company and has not been for at least the preceding 90 days, and (b) none of the officers, directors or managers of Investor is a director, executive officer or 10% shareholder of the Company nor has been one for at least the preceding 90 days. Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and has been for at least 90 days prior to the Closing, and has filed with the Commission all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months. Company is not, and has never been, a shell company as defined in Rule 144(i). Assuming that, at the time of any resale, the Investor is not and, for the 90 days preceding such resale, has not been an affiliate of the Company, the Investor will be eligible to resell Conversion Shares without registration under the Act pursuant to Section 4(a)(1) and Rule 144(d)(iii)(2) thereunder.

16.      Capitalization. The capitalization of the Company as of the Closing is as described in the Public Reports. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents which has not been waived or satisfied. Except as a result of the purchase and sale of the D Preferred, and/or contemplated by the Merger Agreement, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock, except as set forth on Schedule 16. Other than pursuant to any participation rights, which will be complied with or waived, the issuance and sale of the Shares will not obligate Company to issue shares of Common Stock or other securities to any Person, other than Investor, and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities. All of the outstanding shares of capital stock of Company are validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of Company or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to Company’s capital stock to which Company is a party or, to the knowledge of Company, between or among any of Company’s stockholders, except as set forth in the Merger Agreement.

17.       Certain Fees. No brokerage or finder’s fees or commissions are or will be payable to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. Notwithstanding any other provision, Investor will have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

18.       Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12 of the Exchange Act, and Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has Company received any notification that the Commission is contemplating terminating such registration. Company has not, in the 12 months preceding the Closing, received notice from the Trading Market on which the Common Stock is listed or quoted to the effect that Company is not in compliance with the listing or maintenance requirements of such Trading Market, except in connection with notices which relate to compliance issues which have since been cured. Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements of the Trading Market.

C.       Representations and Warranties of Investor. Investor hereby represents and warrants to Company as of the Closing as follows:

1.       Organization; Authority. Investor is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Investor. Each Transaction Document to which it is a party has been, or will be, duly executed by Investor, and when delivered by Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of Investor, enforceable against it in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

2.       Investor Status. Investor is acquiring the D Preferred as principal for its own account. At the time Investor was offered the D Preferred, it was, and at the Closing it is an accredited investor as defined in Rule 501(a) under the Act, and not a registered broker-dealer, member of FINRA, or an affiliate thereof.

3.       Experience of Investor. Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Investor is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

IV.       Securities and Other Provisions.

A.       Furnishing of Information. As long as Investor owns any D Preferred, Company will timely file all reports required to be filed by Company after the Closing pursuant to the Exchange Act. As long as Investor owns any D Preferred, Company will prepare and make publicly available such information as is required for Investor to sell its Conversion Shares under Rule 144. Company further covenants that, as long as Investor owns any D Preferred, Company will take such further action as Investor may reasonably request, all to the extent required from time to time to enable Investor to sell its Conversion Shares without registration under the Act within the limitation of the exemptions provided by Rule 144.

C.       Disclosure and Publicity. Company will provide to Investor for review and approval prior to filing or issuing any current or periodic report, registration statement, press release, public statement or communication relating to Investor or the transactions contemplated hereby (any such approval not to be unreasonably withheld, conditioned or delayed).

D.       No Non-Public Information. Company covenants and agrees that neither it nor any other Person acting on its behalf will, provide Investor or its agents or counsel with any information that Company believes or reasonably should believe will constitute material non-public information after Closing. On and after Closing, neither Investor nor any Affiliate of Investor will have any duty of trust or confidence that is owed directly, indirectly, or derivatively, to Company or the stockholders of Company, or to any other Person who is the source of material non-public information regarding Company. Company understands and confirms that Investor will be relying on the foregoing in effecting transactions in securities of Company, including without limitation sales of the Shares.

E.       Indemnification of Investor.

1.       Obligation to Indemnify. Subject to the provisions of this Section IV.G, Company will indemnify and hold Investor, its Affiliates, managers and advisors, and each of their officers, directors, shareholders, partners, employees, representatives, agents and attorneys, and any person who controls Investor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, “Investor Parties” and each a “Investor Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, reasonable costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by Company in this Agreement or in the other Transaction Documents or (b) any action by a creditor or stockholder of Company who is not an Affiliate of an Investor Party, challenging the transactions contemplated by the Transaction Documents; provided, however, that Company will not be obligated to indemnify any Investor Party for any Losses finally adjudicated to be caused solely by such Investor Party’s unexcused material breach of an express provision of this Agreement or another Transaction Document.

2.       Procedure for Indemnification. If any action will be brought against an Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party will promptly notify Company in writing, and Company will have the right to assume the defense thereof with counsel of its own choosing. Investor Parties will have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel will be at the expense of Investor Parties except to the extent that (a) the employment thereof has been specifically authorized by Company in writing, (b) Company has failed after a reasonable period of time to assume such defense and to employ counsel or (c) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of Company and the position of Investor Parties such that it would be inappropriate for one counsel to represent Company and Investor Parties. Company will not be liable to Investor Parties under this Agreement (i) for any settlement by an Investor Party effected without Company’s prior written consent, which will not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is either attributable to Investor’s breach of any of the representations, warranties, covenants or agreements made by Investor in this Agreement or in the other Transaction Documents. In no event will the Company be liable for the reasonable fees and expenses for more than one separate firm of attorneys (plus local counsel as applicable) to represent all Investor Parties.

3.       Other than the liability of Investor to Company for uncured material breach of the express provisions of this Agreement, no Investor Party will have any liability to Company or any Person asserting claims on behalf of or in right of Company as a result of acquiring the Shares under this Agreement.

H.       Reservation of Shares. Prior the Closing, the Company will have, and at all times thereafter will, maintain a reserve from its duly authorized Common Stock for issuance pursuant to the D Certificate authorized shares of Common Stock in an amount equal to the number of shares sufficient to immediately issue all Conversion Shares potentially issuable at such time.

I.       Activity Restrictions. For so long as Investor or any of its Affiliates holds any Shares, neither Investor nor any Affiliate will: (1) vote any shares of Common Stock owned or controlled by it, sign or solicit any proxies, attend or be present at a shareholder meeting for purposes of determining a quorum, or seek to advise or influence any Person with respect to any voting securities of Company; (2) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of Company, alone or together with any other Person, which would result in beneficially owning or controlling more than 9.99% of the total outstanding Common Stock or other voting securities of Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its Subsidiaries, (c) a sale or transfer of a material amount of assets of Company or any of its Subsidiaries, (d) any change in the present board of directors or management of Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of Company, (f) any other material change in Company’s business or corporate structure, including but not limited to, if Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of Company by any Person, (h) a class of securities of Company being delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (3) request Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this section.

J.       Agreement to Vote. Investor will vote any and all shares of Common Stock which it holds as of the record date for the shareholder meeting to request the Approval (the “Meeting”) in favor of and “for” the Merger, the terms thereof and the securities issuable upon conversion of preferred stock issued therewith, and those other proposals which are recommended by approval by the Board of Directors of the Company in the proxy statement filed by the Company in connection with the Meeting.

K.        Approval of Merger. Investor (i) agrees to, and consents to, the terms of the Merger, the agreements entered into between the Company and the Merger Party (and its affiliates, employees and related parties) in connection with the Merger (the “Merger Agreement”) and all of the securities issued or issuable in connection therewith, and the issuance of shares of Company capital stock in connection therewith; (ii) waives any and all rights the Investor has, or may have, under the C Agreement, Prior Agreements, the C Preferred and the C Certificate, and any other agreements between the Investor and the Company other than this Agreement, to further consent to, approve or agree to, the terms of such Merger, the Merger Agreement or the securities issued or issuable in connection therewith; and (iii) further waives and releases the Company from any anti-dilution, reset, favorable nations or similar clauses, and/or any other rights whatsoever of such Investor or any securities of the Company held by such Investor, under such C Agreement, Prior Agreements, the C Preferred and the C Certificate, and any other agreements between the Investor and the Company other than this Agreement, in connection with the Merger, the Merger Agreement or the securities issued or issuable in connection therewith.

L.        Preferred Lock Up. For the period commencing on the Agreement Date and terminating upon the earlier of (a) the Approval Date; and (b) the Termination Date, the Investor will not, directly or indirectly offer for sale, sell, pledge, hypothecate, transfer, assign or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the sale, pledge, hypothecation, transfer, assignment or other disposition at any time) (including, without limitation, by operation of law) any or all of the C Preferred shares held by the Investor or any other C Preferred shares obtained by the Investor after the date hereof, without the prior written consent of the Company. The restriction set forth in this Section will not however prohibit the Investor from converting any shares of C Preferred into Common Stock pursuant to the terms of the C Certificate or prohibit the sale of such Common Stock. Investor may convert any or all shares of C Preferred and resell any or all Conversion Shares at any time in its sole and absolute discretion.

M.        No Shorting. For so long as Investor holds any Conversion Shares, neither Investor nor any of its Affiliates will engage in or effect, directly or indirectly, any short sale means (as defined in Rule 200 of Regulation SHO of the Exchange Act, “Short Sale”) of Common Stock. For the avoidance of doubt, selling against delivery of Conversion Shares after delivery of a Conversion Notice is not a Short Sale. There will be no restriction or limitation of any kind on Investor’s right or ability to sell or transfer any or all of the Conversion Shares at any time, in its sole and absolute discretion.

V.          General Provisions.

A.        Term of this Agreement. This Agreement shall terminate in the event the Approval Date has not occurred on or prior to December 31, 2020 (the “Termination Date”).

B.        Notice. Unless a different time of day or method of delivery is specifically provided in the Transaction Documents, any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and will be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:00 p.m. Eastern time on a Trading Day and an electronic confirmation of delivery is received by the sender and provided to the recipient, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:00 p.m. Eastern time or on a day that is not a Trading Day, (c) the next Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with confirmation of delivery prior to 5:00 p.m. Eastern time on such next Trading Day, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are such other address as may be designated in writing, in the same manner, by such Person.

C.        Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Company and Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

D.        Fees and Expenses. Except as otherwise provided in this Agreement, each party will pay the fees and expenses of its own advisers, attorneys, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. Company acknowledges and agrees that Investor’s counsel solely represents Investor, and does not represent Company or its interests in connection with the Transaction Documents or the transactions contemplated thereby. Company will pay all stamp and other taxes and duties, if any, levied in connection with the sale or issuance of the Shares to Investor. As of the date hereof, the parties understand and agree that no such stamp or other taxes or duties would be imposed by the jurisdiction of Investor’s organization or, to Investor’s knowledge, by any other jurisdiction as a result of the nature or conduct of Investor’s business.

E.        Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.

F.       Replacement of Certificates. If any certificate or instrument evidencing any D Preferred is mutilated, lost, stolen or destroyed, Company will issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances will also pay any reasonable third-party costs associated with the issuance of such replacement certificates.

G.       Governing Law. All matters between the parties, including without limitation questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents will be governed by and construed and enforced in accordance with the laws of the U.S. Virgin Islands, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction, except for corporation law matters applicable to Company which will be governed by the corporate law of its jurisdiction of formation. The parties hereby waive all rights to a trial by jury. In any action, arbitration or proceeding, including appeal, arising out of or relating to any of the Transaction Documents or otherwise involving the parties, the prevailing party will be awarded its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation, prosecution or defense of such action or proceeding.

H.       Arbitration. Any dispute, controversy, claim or action of any kind arising out of, relating to, or in connection with this Agreement, or in any way involving Company and Investor or their respective Affiliates, including any issues of arbitrability, will be resolved solely by final and binding arbitration in English before a retired judge at JAMS, or its successor, in the Territory of the Virgin Islands, pursuant to the most expedited and Streamlined Arbitration Rules and Procedures available. Any interim or final award may be entered and enforced by any court of competent jurisdiction. The final award will include the prevailing party’s reasonable arbitration, expert witness and attorney fees, costs and expenses. Notwithstanding the foregoing, Investor or the Company, as the case may be, may in its sole discretion bring an action in Delaware District Court or the U.S. District Court for the District of Delaware in aid of arbitration or for temporary, preliminary or provisional relief pending completion of arbitration.

I.         Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof.

J.        Survival. The representations and warranties contained herein will survive the Closing and the delivery of the D Preferred until all D Preferred issued to Investor have been converted or redeemed. Neither party will be under any obligation to update or supplement any of its representations or warranties following the Closing due to a change that occurred after the Closing.

K.       Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. All currency references in any Transaction Document are to U.S. dollars.

L.        Further Assurances. Each party will take all further actions and execute all further documents as may be reasonably necessary to implement the provisions and carry out the intent of this Agreement fully and effectively.

M.       Acknowledgement. Company hereby acknowledges and agrees that Investor has at all times fully and completely complied with all of its obligations under the C Agreement, this Agreement, the C Certificate and all other Transaction Documents between Company and Investor, and that all Delivery Notices and calculations provided by Investor to Company were and are fully correct and accurate in all respects.

N.       General Release. Company, on behalf of itself and on behalf of each of its predecessors, successors, parents, subsidiaries, shareholders, and affiliated and/or related companies, and each of its respective present and former officers, directors, shareholders, employees, representatives, business entities, executors, administrators, conservators, assignors and assignees (collectively, the “Releasing Parties”) hereby knowingly and voluntarily fully and forever absolutely and irrevocably waive, release and discharge Investor and its predecessors, successors, parents, subsidiaries, and affiliated and/or related companies and entities, and each of their respective present and former officers, directors, shareholders, partners, members, employees, representatives, agents, attorneys, advisors, business entities, executors, administrators, conservators, assignors and assignees and all parties acting through, under or in concert with them, and each of them, in their individual and representative capacities (collectively, the “Released Parties”) from any and all claims, charges, complaints, grievances, demands, liens, actions, suits, causes of action, obligations, controversies, debts, costs, indemnity, attorneys’ fees, expenses, damages, judgments, orders, and liabilities of whatever kind and/or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, which have existed or may have existed, or which do exist or which hereafter can, shall or may exist as of the date this Agreement is executed, including without limitation any that are based upon, connected with, or otherwise arising out of or in any way relating to any Transaction Documents (collectively, the “Released Claims”). The Releasing Parties, and each of them, expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits conferred by any law which would limit the scope of the release provided above. The Releasing Parties acknowledge that they or any of them may hereafter discover facts in addition to or different from those which they now know to be true with respect to the subject matters of the claims released herein, but hereby stipulate and agree that they have fully, finally, and forever settled and released any and all such claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, concealed or hidden, which now exist or heretofore existed upon any theory of law or equity now existing or coming into existence in the future, without regard to the discovery or existence of such different or additional facts.

O.       Amendment. Section II.E, Subsequent Closings, of the C Agreement is hereby deleted in its entirety, and shall be of no further force or effect.

P.       Ratification. Except as expressly provided herein, the C Agreement, which is incorporated by reference as though set forth in full herein, and the C Certificate are hereby ratified and affirmed in all respects, and remain in full force and effect. Except as expressly provided herein, the execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Investor, constitute a waiver of any provision of any of the C Agreement, C Certificate or any Transaction Document or serve to effect a novation of the obligations under the C Agreement, C Certificate or any Transaction Document. Except as expressly provided herein, the C Agreement and all Transaction Documents between Company and Investor shall continue in full force and effect and nothing herein shall act as a waiver of any of the Investor’s rights under any of the foregoing.

Q.       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by portable document format, facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

R.       Entire Agreement. This Agreement, including the Exhibits hereto, which are hereby incorporated herein by reference, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement. No party, representative, advisor, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding, statement or representation not expressly set forth herein or in the C Agreement. The parties hereby absolutely, unconditionally and irrevocably waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such statement or assurance.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories on the Agreement Date.

Company:

CAMBER ENERGY, INC.

By:	/s/ Louis G. Schott
Name:	Louis G. Schott
Title:	Interim CEO

Investor:

DISCOVER GROWTH FUND LLC
Investor Name

By:	/s/ John C. Kirkland
Name:	John C. Kirkland
Title:	President of G.P. of Member

Schedule 16

The following is a summary of the Company’s outstanding warrants:

Warrants	Exercise	Expiration
Outstanding	Price ($)	Date
108	1,572.44	April 21, 2019
199	937.50	April 26, 2021
2,560	156.25	June 12, 2022
40,000	9.75	May 24, 2023
42,867

The following tabulation summarizes the remaining terms of the options outstanding:

Exercise	Remaining	Options	Options
Price ($)	Life (Yrs.)	Outstanding	Exercisable
32,344.00	1.8	4	4
	Total	4	4